LOYOLA CAPITAL CORPORATION

                              REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            The undersigned hereby appoints the Board of Directors of Loyola Capital Corporation ("Loyola"), with full power of substitution, to act as proxies for the undersigned and to vote all shares of common stock of Loyola which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on September 19, 1995, at 2:00 p.m., local time, at The University of Baltimore, Langsdale Auditorium, 1420 Maryland Avenue at Oliver Street, Baltimore, Maryland, and at any and all adjournments thereof.

       THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

            This proxy, when properly executed, will be voted as directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the proposals listed. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

            (Continued, and to be marked, signed and dated, on the reverse side)


(Proxy Card, reverse side)

1. The approval and adoption of the Agreement and Plan of Merger and related Plan of Merger dated as of May 16, 1995 (the "Merger Agreement"), by and between Loyola and Crestar Financial Corporation ("Crestar"), providing for the merger of Loyola with and into Crestar (the "Merger") as more fully described in the accompanying Proxy Statement/Prospectus pursuant to which each share of common stock of Loyola outstanding as of the effective date of the Merger will be converted into and become a right to receive the number of shares of common stock of Crestar (and associated stock rights) as determined in the manner specified in the accompanying Proxy Statement/Prospectus and the Merger Agreement.

             FOR                AGAINST               ABSTAIN
             ( )                  ( )                   ( )

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Proxy
Statement/Prospectus dated           , 1995.

                                             Please sign exactly as your
                                             name appears on this card.
                                             When signing as attorney,
                                             executor, administrator,
                                             trustee or guardian, please
                                             give your full title, if
                                             shares are held jointly, each
                                             holder may sign, but only one
                                             signature is required.

                                             Dated _______________, 1995

                                             ___________________________
                                                       Signature

                                             ___________________________